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                                                                      EXHIBIT
                                                                       NO. 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

        We consent to the incorporation by reference in the following documents of our reports, dated October 12, 1995, on our audits of the consolidated financial statements and related financial statements schedules of Tuscarora Incorporated and its subsidiaries as of August 31, 1995 and 1994, and for the years ended August 31, 1995, 1994 and 1993, which reports are incorporated by reference or included in the Annual Report on Form 10-K of Tuscarora Incorporated for its fiscal year ended August 31, 1995:

        1. Registration Statement No. 33-35373 on Form S-8 for the 1985 Incentive Stock Option Plan and 1989 Stock Incentive Plan of Tuscarora Incorporated, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement; and

        2. Registration Statement No. 33-35587 on Form S-8 for the Tuscarora Incorporated Common Stock Purchase Plan for Salaried Employees, filed under the Securities Act of 1933, as amended, and the Prospectus used in connection with such Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in the above-mentioned Prospectuses.


                                          /s/ S.R. SNODGRASS A.C.
Beaver Falls, Pennsylvania                S.R. Snodgrass A.C.
November 27, 1995                         Certified Public Accountants